Exhibit 10.1

FIRST OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS

This FIRST OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”), effective as of September 19, 2025 (the “Amendment Effective Date”), is entered into by and among IM Telecom, LLC, an Oklahoma limited liability company (hereafter the “Company”), KonaTel, Inc., a Delaware corporation (hereafter “KonaTel” or the “Seller”), and Excess Telecom, Inc., a Nevada corporation (hereinafter “Excess Telecom” or the “Buyer”). The Company, Seller and Buyer are referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, Excess Telecom and KonaTel entered into that certain Membership Interest Purchase Agreement, dated as of January 22, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Parties undertook to consummate the Transaction (defined therein).

WHEREAS, as of the date of this Amendment, the Parties have consummated the Initial Closing, but wish to modify their mutual understanding regarding the Final Closing.

WHEREAS, the Parties have amended, restated, and supplemented the Transaction Documents (defined in the Purchase Agreement).

WHEREAS, the parties desire to amend the Purchase Agreement and the other Transaction Documents as further herein set forth.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Definitions/Recitals.

1.1              All capitalized terms used in this Amendment and not defined herein shall have the meanings provided in the Purchase Agreement. The Recitals set forth above are incorporated herein and made a part hereof, as if fully stated in this Section 1.

1.2              The definition of Transaction Documents is hereby amended and restated as follows: “Transaction Documents” means this Agreement, and the other agreements, instruments and documents required to be delivered at the Initial Closing or the Final Closing to effectuate the transactions contemplated hereby, including, without limitation, the Excess Distribution Agreement and the KonaTel Distribution Agreement.

1.3              “Excess Distribution Agreement” means that certain Master Distribution Agreement by and among the Parties with Excess Telecom as Distributor, dated on or around February 20, 2025, as amended and restated by that certain Amended and Restated Master Distribution Agreement among the Parties with Excess Telecom as Distributor, dated on or around September 19, 2025.

1.4              The defined term “Master Distribution Agreement” is hereby amended and restated as the “KonaTel Distribution Agreement,” where the “KonaTel Distribution Agreement” means the Amended and Restated Master Distribution Agreement among the Parties with KonaTel as Distributor, dated on or around September 19, 2025. All references to “Master Distribution Agreement” shall hereafter be deemed and construed to refer to the “KonaTel Distribution Agreement.”

1.5              All references in the Purchase Agreement or other Transaction Documents to “Class A,” “Class A Units,” or “Class A Membership Interests” shall hereafter refer to “Series 2,” “Series 2 Units,” or “Series 2 Membership Interests,” as the case may be, and the Purchase Agreement and Transaction Documents shall each be deemed and construed to be amended hereby to reflect such change mutatis mutandis. All Class A Units in the Company will be hereby deemed to be exchanged for Series 2 Units.

1.6              All references in the Purchase Agreement or other Transaction Documents to “Class B,” “Class B Units,” or “Class B Membership Interests” shall hereafter refer to “Series 1,” “Series 1 Units,” or “Series 1 Membership Interests,” as the case may be, and the Purchase Agreement and Transaction Documents shall each be deemed and construed to be amended hereby to reflect such change mutatis mutandis. All Class B Units in the Company will be hereby deemed to be exchanged for Series 1 Units.

2.                  Employees and Employee Benefits. Notwithstanding Section 1.7(a) of the Purchase Agreement, from and after the Amendment Effective Date, the Company shall employ such employees and staff as may be set forth in the Annual Plan (as defined in the operating Agreement of the Company) with respect to any period subsequent to the Amendment Effective Date. The Company will engage a payroll service provider to facilitate payroll payments and employee benefits offered by the Company. All such employees shall be considered employees of the Company and the Company shall be solely responsible for all payroll, payroll taxes and all employee benefits of such employees, including, without limitation, health insurance and workers’ compensation insurance.

3.                  Release of Holdback Amount. Notwithstanding the terms of Section 1.8 (a) or any other provisions of the Purchase Agreement to the contrary, Buyer agrees and consents to pay or credit to the account of KonaTel $700,000.00 of the Holdback Amount to Seller subject to KonaTel exercising best efforts to cause the FCC to reactivate the Company’s APIs, which will be paid or credited upon the full execution and delivery of this Amendment, together with those amendments to the Transaction Documents dated on or around the Amendment Effective Date, and the submission of such documents to the FCC.

4.                  Termination of Management Agreement. The Management Agreement is hereby terminated and of no further force or effect. All references to the Management Agreement in another Transaction Document shall hereafter be replaced by “[Reserved]” mutatis mutandis. To the extent a provision in a Transaction Document relates exclusively to the Management Agreement, it shall be deemed and construed to hereby be severed and deleted, but only to the extent relating exclusively to the Management Agreement.

5.                  Substitution of Membership Interest Certificate. The Parties acknowledge that the

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Membership Interest of KonaTel was previously certificated pursuant to the Purchase Agreement and Operating Agreement. In order to effectuate the provisions of Section 1.5 and Section 1.6 of this Amendment, the Parties covenant and agree to substitute the Membership Interest Certificate representing the Class B Units with a new Membership Interest Certificate representing the Series 1 Units, which substitution will not be deemed or construed to have any effect other than to reflect the change in nomenclature of the Units issued by the Company. Accordingly, concurrent with the execution of this Amendment, KonaTel will deliver to Excess Telecom a Membership Interest Certificate in the form attached hereto as Schedule 5. KonaTel hereby ratifies and reaffirms its obligations under Section 1.9 of the Purchase Agreement.

6.                  Amendment to Section 4.1. Section 4.1 of the Agreement is amended and restated in its entirety to provide as follows:

Section 4.1 Consents and Approvals.

(a)               The Parties acknowledge that they are not currently pursuing the Final Closing, subject to the reservation of Buyer’s rights and remedies under the Transaction Documents, including without limitation the right to assign its rights, titles and interests under the Transaction Documents to any third party, in Buyer’s sole and absolute discretion. Notwithstanding the foregoing, at Buyer’s future request at any time prior to the Final Closing, Buyer and Seller shall: (i) and use reasonable best efforts to obtain all necessary Regulatory Approvals from the Regulatory Agencies to ensure the Authorizations remain with the Company after the Final Closing and are not impacted by the change of control of the Company contemplated hereby and as approved by the Regulatory Agencies; and (ii) timely, accurately and fully assist and cooperate with Buyer’s and the Company’s counsels in preparing and filing all documents required to be submitted by Buyer to any Regulatory Agencies in connection with such transactions and in obtaining any consents, waivers, authorizations, or approvals that may be required to be obtained by Buyer in connection with such transactions. In the event that Buyer is unable to procure the Regulatory Approvals, Buyer may exercise its rights in its sole discretion, including, the following: (i) wait for the Regulatory Approvals without any deadline or outside date; or (ii) assign its rights, titles and interests under the Transaction Documents to any third party, in Buyer’s sole and absolute discretion. Buyer may indefinitely avail itself of the foregoing remedies until the Regulatory Approvals are received.

(b)               In the event and at such time that Buyer elects to seek regulatory approval for the Final Closing, at Buyer’s sole cost and expense, Buyer’s counsel shall prepare for Seller’s review all registrations, filings and submissions required to be made with any Regulatory Agencies in connection with obtaining Regulatory Approvals to transfer control of the Company to Buyer, and Buyer shall bear the cost of prosecuting applications seeking Regulatory Approvals necessary to consummate the Final Closing Date at Buyer’s sole cost and expense , provided that Seller may retain separate co-counsel at Seller’s sole cost and expense and participate in the prosecution of such applications to the extent reasonable or necessary, provided, further, that Seller shall not, and shall not cause the Company to, oppose, hinder, delay, or impair such Regulatory Approvals or other actions that Buyer deems reasonable or proper to consummate the Final Closing.

(c)               Seller shall use good faith efforts to, and to cause the Company to,

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(i) give Buyer and its counsel prompt written notice of the making or commencement of any written request, inquiry, investigation or legal proceeding by or before any Regulatory Agencies with respect to the transactions contemplated hereby; (ii) keep Buyer informed as to the status of any such request, inquiry, investigation or legal proceeding; and (iii) promptly inform Buyer of any communication to or from any Regulatory Agencies regarding the transactions contemplated hereby.

7.                  Representations and Warranties. Except to the extent resulting from the acts or omissions of the other Party prior to the Amendment Effective Date, the consummation of the Initial Closing, or the mere passage of time, each Party hereby remakes each representation and warranty in the Purchase Agreement, mutatis mutandis, with reference to this Amendment, as of the date hereof.

8.                  Assurances of Performance.

8.1              The Company and KonaTel acknowledge and agree that Excess Telecom has invested great time and expense (“IMT Capex”) in excess of One Hundred Million Dollars ($100,000,000.00) into the Company, including, without limitation, by way of the development, acquisition, and utilization of those assets of Excess Telecom by the Company under or pursuant to the Transaction Documents. Further, Excess Telecom will, in its sole discretion, incur additional IMT Capex. For the purpose of the Transaction Documents, IMT Capex will be deemed recouped solely from distributions of Capital Event Proceeds (as defined in the Operating Agreement). The Company and KonaTel acknowledge and agree that it would cause Excess Telecom irreparable harm and be extremely difficult to calculate the extent of damages caused by, and to compensate Excess Telecom fully for, any breach of the Transaction Documents the Company or KonaTel, and accordingly, the Company and KonaTel agree that Excess Telecom shall be entitled to, and the Company and KonaTel covenant not to contest, temporary, preliminary and permanent injunctive relief, specific performance or any other appropriate equitable remedy, without necessity of posting bond, to enforce the provisions of the Transaction Documents, and that such relief may be granted without the necessity of proving actual damages. This right to injunctive relief shall not, however, diminish Excess Telecom’s right to claim and recover damages, or to seek any other remedy or relief, from the Company or KonaTel in addition to injunctive relief.

8.2              As security for the recoupment by Excess Telecom of IMT Capex and the full and prompt performance and satisfaction of the Company’s and KonaTel’s obligations under the Transaction Documents, the Company hereby pledges and grants to Excess Telecom, and hereby creates a continuing first priority lien and security interest in favor of Excess Telecom in and to all of its right, title and interest in and to all assets of the Company, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the "Collateral"). Where “all assets” means, without limitation: (i) all fixtures and personal property of every kind and nature including all accounts, receivables, accounts receivable, assets, investments, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, contracts, promissory Agreements, awards, grants, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all rights in intellectual property, such as goodwill, patents, copyrights, or trademarks, whether or not registered or registrable, all payment intangibles, and all licenses, permits, or other authorizations issued by governmental or quasi-governmental authorities),

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royalties, money, deposit accounts, certificates of deposit, stocks, bonds, securities, digital assets and digital securities (of any and all kinds, types, and nature), and any and all other contract rights or rights to the payment of money, causes of action, and any in-kind item used to satisfy any liability; and (ii) all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the foregoing. In connection with the grant of security in this Section, Excess Telecom will be entitled to all rights of a secured party under the Uniform Commercial Code and other laws of the State of Nevada. Notwithstanding anything to the contrary herein, Excess Telecom may, in Excess Telecom’s sole and absolute discretion file a UCC-1 Financing Statement relating to the Collateral.

9.                  Binding Effect; No Partnership; Confirmation of Transaction Documents. The Purchase Agreement and the other Transaction Documents, as modified hereby, are hereby ratified and confirmed and shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns

10.              Governing Law. This Amendment shall be governed by the laws of the State of Nevada.

11.              Continuing Effect. As modified by this Amendment, all terms of the Transaction Documents remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of any prior Transaction Document, the terms of this Amendment shall control. Section 5 of the Purchase Agreement is hereby incorporated by this reference mutatis mutandis, with reference to this Amendment, deleting therefrom, notice copies to Lance Steinhart.

12.              Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the date first written above.

SELLER:

KonaTel, Inc.

By:	/s/ Charles D. Griffin
Name:	Charles D. Griffin
Title:	President

By:
Name:
Title:	Secretary

COMPANY:

IM Telecom, LLC

By:	/s/ Charles D. Griffin
Name:	Charles D. Griffin
Title:	President of Seller in its capacity as a Member of IM Telecom, LLC, and as its Authorized Representative

BUYER:

Excess Telecom, Inc.

By:	/s/ Cobby Pourtavosi
Name:	Cobby Pourtavosi
Title:	CEO

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SCHEDULE 5

IM TELECOM, LLC, AN OKLAHOMA LIMITED LIABILITY COMPANY
MEMBERSHIP INTEREST CERTIFICATE

[SEE ATTACHED]

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IM TELECOM, LLC, AN OKLAHOMA LIMITED LIABILITY COMPANY
MEMBERSHIP INTEREST CERTIFICATE

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE “SECURITIES” AS DEFINED IN AND GOVERNED BY ARTICLE 8 OF OKLAHOMA’S UNIFORM COMMERCIAL CODE. ANY SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND PROVISIONS OF THE COMPANY’S THIRD AMENDED AND RESTATED OPERATING AGREEMENT DATED SEPTEMBER 19, 2025 (“OPERATING AGREEMENT”). ANY TRANSFEREE, INCLUDING A LENDER TAKING THE MEMBER INTEREST REPRESENTED BY THIS CERTIFICATE AS COLLATERAL, IS SUBJECT TO ALL THE RESTRICTIONS AND DUTIES CONTAINED IN THE OPERATING AGREEMENT. A COPY OF THE OPERATING AGREEMENT IS ON FILE WITH THE COMPANY AND THE COMPANY WILL PROVIDE COPIES OF THE OPERATING AGREEMENT, INCLUDING AMENDMENTS, IF ANY, UPON REQUEST. BY ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE OPERATING AGREEMENT.

IM TELECOM, LLC, AN OKLAHOMA LIMITED LIABILITY COMPANY

This certifies that KonaTel, Inc. is the owner of 510,000 Series 1 Units comprising membership interests in IM TELECOM, LLC, an Oklahoma limited liability company (the “Company”). This Certificate transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate and the membership interest represented hereby are subject to the laws of the State of Oklahoma and the Operating Agreement of the Company, in each case as from time to time amended. This Certificate is a replacement certificate for that certain certificate previously issued in respect of the Class B Units of the Company (the “Old Certificate”), which Units have been exchanged for the Series 1 Units.

IN WITNESS WHEREOF, the Company and the Series 1 Member have caused this Certificate to be signed by a duly authorized person effective as of September 19, 2025.

By: KonaTel, Inc., a Delaware corporation

Its: Series 1 Member

By: ____________________________

    Charles D. Griffin, President

State of Texas	)
	)	ss.
County of _____________________	)

_______________________________

This instrument was acknowledged before me on ____________________, by _______________________________.

NOTARY PUBLIC FOR TEXAS My Commission Expires: ______________

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IM TELECOM, LLC, AN OKLAHOMA LIMITED LIABILITY COMPANY
MEMBERSHIP INTEREST CERTIFICATE

IN WITNESS WHEREOF, the Members of the Company have acknowledged this Certificate in substitution of the Old Certificate, effective as of September 19, 2025.

MEMBERS: “Series 2 Member” Member Name: ________________________ By: _________________________________ Name: _______________________________ Its: __________________________________	KonaTel, Inc. By: _________________________ Name: Charles D. Griffin Title: President By: _________________________ Name: Paul LaPier Title: Secretary

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